                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549



                                    FORM 8-K



                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)         October 16, 1997
                                                 -------------------------------


                            VINTAGE PETROLEUM, INC.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

   Delaware                         1-10578                       73-1182669
-----------------               ----------------             -------------------
(State or other                 (Commission File                (IRS Employer
jurisdiction of                      Number)                 Identification No.)
incorporation)


4200 One Williams Center, Tulsa, Oklahoma                            74172
-----------------------------------------                          ----------
(Address of principal executive offices)                           (Zip Code)

Registrant's telephone number, including area code (918) 592-0101
                                                   --------------



                                 Not applicable
--------------------------------------------------------------------------------
         (Former name or former address, if changed since last report)

Item 1.  Changes in Control of Registrant.
-------  ---------------------------------

         Not applicable.

Item 2.  Acquisition or Disposition of Assets.
-------  -------------------------------------

         Not applicable.

Item 3.  Bankruptcy or Receivership.
-------  ---------------------------

         Not applicable.

Item 4.  Changes in Registrant's Certifying Accountant.
-------  ----------------------------------------------

         Not applicable.

Item 5.  Other Events.
-------  ------------

         (a) On September 12, 1997, the Company announced that its board of directors had authorized a two-for-one common stock split. The board authorized the mailing on October 7, 1997, of one share of common stock for each share of common stock held by stockholders of record on September 26, 1997 .

         (b) The following pro forma financial information is being filed herewith:

             VINTAGE PETROLEUM, INC. AND SUBSIDIARIES

             Pro Forma Combined Statement of Income for the six months ended June 30, 1997 (Unaudited)

             Notes to Pro Forma Combined Statement of Income (Unaudited)

Item 6.  Resignation of Registrant's Directors.
-------  --------------------------------------

         Not applicable.

Item 7.  Financial Statements and Exhibits.
-------  ----------------------------------

         Not applicable.

Item 8.  Change of Fiscal Year.
-------  ----------------------

         Not applicable.

Item 9.  Sales of Equity Securities Pursuant to Regulation S.
-------  ----------------------------------------------------

         Not applicable.

                                   SIGNATURES
                                   ----------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     VINTAGE PETROLEUM, INC.



                                     By:  /s/ Michael F. Meimerstorf
                                          --------------------------
                                          Michael F. Meimerstorf
                                          Vice President and Controller

Date: October 16, 1997

                    VINTAGE PETROLEUM, INC. AND SUBSIDIARIES

                     PRO FORMA COMBINED STATEMENT OF INCOME

                     FOR THE SIX MONTHS ENDED JUNE 30, 1997
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                  (UNAUDITED)

                                                      Historical
                                               --------------------------                    Company
                                                  Company      Burlington    Pro Forma      Pro Forma
                                               Consolidated    Properties   Adjustments      Combined
                                               ------------    ----------   -----------     ---------
                                                  (Note 1)       (Note 2)     (Note 3)
REVENUES:
  Oil and gas sales                               $169,363      $14,718     $        -         $184,081
  Oil and gas gathering                              9,214            -              -            9,214
  Gas marketing                                     20,838            -              -           20,838
  Other income (expense)                              (338)           -              -             (338)
                                                  --------      -------     ----------         --------
                                                   199,077       14,718              -          213,795
                                                  --------      -------     ----------         --------
COSTS AND EXPENSES:
  Lease operating, including
    production taxes                                53,390        5,554           (230)  (a)     58,714
  Oil and gas gathering                              7,765            -              -            7,765
  Gas marketing                                     19,831            -              -           19,831
  General and administrative                         9,252            -            300   (b)      9,552
  Depreciation, depletion and amortization          45,250            -          2,932   (c)     48,182
  Interest                                          17,952            -          1,663   (d)     19,615
                                                  --------      -------     ----------         --------
                                                   153,440        5,554          4,665          163,659
                                                  --------      -------     ----------         --------
    Income before income taxes
      and minority interest                         45,637        9,164         (4,665)          50,136

PROVISION FOR INCOME TAXES                          10,212            -          1,750   (e)     11,962
MINORITY INTEREST IN INCOME
  OF SUBSIDIARY                                       (203)           -              -             (203)
                                                  --------      -------      ---------         --------

NET INCOME                                        $ 35,222      $ 9,164      $  (6,415)        $ 37,971
                                                  ========      =======      =========         ========

EARNINGS PER SHARE                                $    .68                                     $    .73
                                                  ========                                     ========

Weighted average common
  shares outstanding                                51,980                                       51,980
                                                  ========                                     ========

              See notes to pro forma combined statement of income

                    VINTAGE PETROLEUM, INC. AND SUBSIDIARIES

                NOTES TO PRO FORMA COMBINED STATEMENT OF INCOME
                                  (UNAUDITED)


(1)  BASIS OF PRESENTATION

          The pro forma combined statement of income for the six months ended June 30, 1997, has been prepared assuming the Company consummated the acquisition of the Burlington Properties (as defined below) on January 1, 1997, with funds provided by advances under the Company's revolving credit facility.

          The Historical Company Consolidated results of operations for the six months ended June 30, 1997, are derived from the unaudited consolidated financial statements of the Company. The historical earnings per share and the weighted average common shares outstanding have been adjusted to give effect to the two-for-one common stock split effected on October 7, 1997.

          The pro forma adjustments are based upon available information and certain assumptions that management of the Company believes are reasonable. The pro forma combined financial statements do not purport to represent what the Company's financial position or results of operations actually would have been had such transactions in fact occurred on the dates indicated or to project the Company's financial position or results of operations for any future date or period. These pro forma combined financial statements and the notes thereto should be read in conjunction with the Company's 1996 audited consolidated financial statements and the notes thereto.

(2)  ACQUISITION OF BURLINGTON PROPERTIES

          On April 1, 1997, the Company acquired from subsidiaries of Burlington Resources Inc. certain oil and gas properties located in the Gulf Coast of Texas and Louisiana (the "Burlington Properties") for approximately $101.4 million in cash, after (a) adjustments for estimated revenues and expenses associated with such properties from January 1, 1997, through March 31, 1997, and (b) certain other adjustments. The funds used for this acquisition were obtained through advances under the Company's revolving credit facility. The historical results of operations of the Burlington Properties for the period January 1 through March 31, 1997, are based on the unaudited statement of revenues and direct operating expenses. The results of operations for the Burlington Properties are included in the Historical Company Consolidated results of operations since the April 1, 1997, acquisition date.

                    VINTAGE PETROLEUM, INC. AND SUBSIDIARIES

(3)  PRO FORMA ADJUSTMENTS

          The following describe the adjustments made to reflect the foregoing transaction as of the dates indicated above:

(a) The pro forma lease operating expenses have been adjusted to reflect the estimated reduction in lease operating expenses on the Burlington Properties that would have resulted had the Company operated such properties during such period. The Company estimates that certain costs of personnel and certain other costs incurred by the sellers in their operation of the properties would have been significantly reduced had such properties been operated by the Company due to a reduction in personnel and different operating methods being utilized by the Company. The lower lease operating expenses as estimated by the Company are consistent with the Company's actual costs incurred in similar operations.

(b) The pro forma general and administrative expenses have been adjusted to reflect the estimated increase in administrative personnel as a result of the acquisition of the Burlington Properties.

(c) The pro forma depreciation, depletion and amortization expense has been adjusted by computing the Company's pro forma cost of proved oil and gas properties subject to amortization and estimated future costs to develop such properties, pro forma production and pro forma proved reserves, giving effect to the purchase of the Burlington Properties and comparing such computation with historical amounts. The Company's U.S. pro forma depreciation, depletion and amortization per equivalent barrel of oil is $4.11 for the six months ended June 30, 1997.

(d) The pro forma interest expense has been adjusted to reflect the additional interest resulting from the purchase of the Burlington Properties as of January 1, 1997, with funds provided by advances under the Company's revolving credit facility.

(e) The pro forma provision for income taxes has been adjusted to reflect the Company's U.S. statutory income tax rate of 38.9 percent.